UNITED STATES OF AMERICA
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 24, 2011

CAPITAL FINANCIAL HOLDINGS, INC.

(Exact name of registrant and specified in its charger)

North Dakota	0-25958	45-0404061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Main Street North, Minot, North Dakota	58703
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (701) 837-9600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c) Appointment of Directors or Certain Officers

Effective April 1, 2011, John Carlson has been appointed as the Company's interim Chief Executive Officer, to replace Jacqueline L. Case who was previously named interim Chief Executive Officer in October of 2010. Jacqueline L. Case will continue her position as interim President with the Company. Mr. Carlson has been appointed to serve in that position on a temporary basis until the next annual meeting of the Board of Directors of the Company or until his successor has been duly elected and qualified, or until his earlier resignation, removal from office or death, all in accordance with the Articles of Incorporation and Bylaws of this Corporation.

Mr. Carlson, age 47, has been employed by the Company since 2002. Since that time, Mr. Carlson has served as the Chief Compliance Officer of the Company's wholly owned subsidiary Capital Financial Services, Inc., and is currently serving as the President of that subsidiary as well.

There is no family relationship between Mr. Carlson and any other officer or member of the Company's board of directors. There is no written contract with respect to the employment of Mr. Carlson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL FINANCIAL HOLDINGS, INC.

By: /s/ Jacqueline L. Case

Jacqueline L. Case

Interim President & Executive Officer

Dated: March 30, 2011